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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                             -----------------------


                                FORM 8-K/A NO. 2

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 29, 1996
                        (Date Of Earliest Event Reported)


                           NATIONAL ENERGY GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

0-19136 (COMMON STOCK) AND 333-9045 (SENIOR NOTES)               58-1922764
              (Commission File Number)                 (IRS Employer Identification No.)




                      4925 GREENVILLE AVENUE 14th FLOOR
                               DALLAS, TEXAS 75206
                    (Address Of Principal Executive Offices)


                                 (214) 692-9211
              (Registrant's Telephone Number, Including Area Code)



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





                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

ITEM 5.  OTHER EVENTS

    The accompanying Pro Forma Combined Condensed Statements of Operations reflect the historical financial results of operations of the Company adjusted for the merger with Alexander Energy Corporation ("Alexander") and related transactions (as discussed in Note A), and the Lake Boeuf Acquisition. The Pro Forma Combined Condensed Statements of Operations are based on the historical financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. The Pro Forma Combined Condensed Statements of Operations are also based on historical financial statements of Alexander for the year ended December 31, 1995 included in the Company's Current Reports on Form 8-K and Form 8-K/A dated August 29, 1996 and certain other unaudited financial information of Alexander.

    The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The Pro Forma Combined Condensed Statements of Operations do not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's results of operations for any future date or period. These Pro Forma Combined Condensed Financial Statements and notes thereto should be read in conjunction with the historical financial statements and notes thereto described above.

                           NATIONAL ENERGY GROUP, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               NEG           NEG-OK
                                           HISTORICAL      HISTORICAL         PRO FORMA ADJUSTMENTS
                                             FOR THE           FOR         ---------------------------
                                              YEAR          242 DAYS          FOR THE
                                              ENDED           ENDED           MERGER        FOR THE
                                          DECEMBER 31,     AUGUST 29,       AND RELATED    LAKE BOEUF        PRO
                                              1996            1996         TRANSACTIONS    ACQUISITION      FORMA
                                          ------------     ----------      ------------    -----------    --------
Revenues:
   Oil and gas sales .....................   $ 24,319       $ 12,415       $   (116)(4)      $    --      $ 36,618
   Well operator and management fees:
      Related parties ....................         15            122             --               --           137
      Others .............................        861          1,191             --               --         2,052
                                             --------       --------       --------          -------      --------
                                               25,195         13,728           (116)              --        38,807
Cost and expenses:
   Lease operating .......................      3,741          2,460             --               --         6,201
   Oil and gas production taxes ..........      1,285            761             (7)(1)           --         2,039
   Depreciation, depletion, and
      amortization .......................      9,795          5,564            (52)(1)           --        15,345
                                                                                 38 (2)
   Writedown of oil and gas properties ...     43,497             --        (43,497)(4)           --            --
   General and administrative ............      3,034          1,672             --               --         4,706
                                             --------       --------       --------          -------      --------
                                               61,352         10,457        (43,518)              --        28,291
                                             --------       --------       --------          -------      --------
Operating income (loss) ..................    (36,157)         3,271         43,402               --        10,516
Interest expense:
   Stockholder ...........................        (30)          (239)           200(3)            --           (69)
   Others ................................     (4,182)        (2,332)           684(3)            --        (5,830)
Loss on securities .......................       (118)            --             --               --          (118)
Interest income and other ................        426            377             --               --           803
                                             --------       --------       --------          -------      --------
Income (loss) before income taxes ........    (40,061)         1,077         44,286               --         5,302
Benefit (provision) for income taxes .....     14,503           (366)       (15,224)(4)           --        (1,837)
                                                                               (750)(5)
                                             --------       --------       --------          -------      --------
Income (loss) before extraordinary item...   $(25,558)      $    711       $ 28,312          $    --      $  3,465
                                             ========       ========       ========          =======      ========
Income (loss) before extraordinary
   item per common  share................    $  (1.33)                                                    $   0.06(8)
                                             ========                                                     ========
Weighted average number of common
   and    common equivalent shares             19,940         12,501         10,422(6)         1,318(7)     44,181
   outstanding...........................    ========       ========       ========          =======      ========


  See accompanying notes to pro forma combined condensed financial statements.

                           NATIONAL ENERGY GROUP, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                NEG           NEG-OK
                                            HISTORICAL      HISTORICAL        PRO FORMA ADJUSTMENTS
                                             FOR NINE          FOR       -----------------------------
                                              MONTHS         242 DAYS      FOR THE
                                               ENDED          ENDED         MERGER          FOR THE
                                           SEPTEMBER 30,    AUGUST 29,    AND RELATED      LAKE BOEUF         PRO
                                               1996            1996      TRANSACTIONS      ACQUISITION       FORMA
                                          -------------    ----------    ------------      -----------     ---------
Revenues:
   Oil and gas sales ....................    $ 13,181       $ 12,415       $   (116)(4)      $     --       $ 25,480
   Well operator and management fees:
      Related parties ...................          --            122             --                --            122
      Others ............................         314          1,191             --                --          1,505
                                             --------       --------       --------          --------       --------
                                               13,495         13,728           (116)               --         27,107
Cost and expenses:
   Lease operating ......................       2,096          2,460             --                --          4,556
   Oil and gas production taxes .........         663            761             (7)(1)            --          1,417
   Depreciation, depletion, and
      amortization ......................       5,444          5,564            (52)(1)            --         10,994
                                                                                 38(2)
   Writedown of oil and gas properties ..      43,497             --        (43,497)(4)            --             --
   General and administrative ...........       1,957          1,672             --                --          3,629
                                             --------       --------       --------          --------       --------
                                               53,657         10,457        (43,518)               --         20,596
                                             --------       --------       --------          --------       --------
Operating income (loss) .................     (40,162)         3,271         43,402                --          6,511
Interest expense:
   Stockholder ..........................         (30)          (239)           200(3)             --            (69)
   Others ...............................      (1,796)        (2,332)           684(3)             --         (3,444)
Loss on securities ......................        (118)            --             --                --           (118)
Interest income and other ...............         154            377             --                --            531
                                             --------       --------       --------          --------       --------
Income (loss) before income taxes .......     (41,952)         1,077         44,286                --          3,411
Benefit (provision) for income taxes ....      15,146           (366)       (15,224)(4)            --         (1,194)
                                                                               (750)(5)
                                             --------       --------       --------          --------       --------
Net income (loss) .......................    $(26,806)      $    711       $ 28,312          $     --       $  2,217
                                             ========       ========       ========          ========       ========
Income (loss) per common share...........    $  (1.87)      $   0.06                                        $   0.03(8)
                                             ========       ========                                        ========
Weighted average number of common and
   common equivalent shares outstanding..      14,693         12,501         15,634(6)          1,758(7)      44,586
                                             ========       ========       ========          ========       ========

  See accompanying notes to pro forma combined condensed financial statements.

                           NATIONAL ENERGY GROUP, INC.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE A -- PRO FORMA ADJUSTMENTS FOR THE MERGER AND RELATED TRANSACTIONS

    On August 29, 1996, the Company completed the acquisition of Alexander. The transaction consisted of a merger (the "Merger") of Alexander with and into National Energy Group of Oklahoma, Inc., formerly known as NEG-OK, Inc., a wholly-owned subsidiary of the Company ("NEG-OK"). The Merger has been accounted for using the purchase method of accounting. In completing the Merger, the Company issued approximately 21.1 million shares of Common Stock in exchange for all of the issued and outstanding NEG-OK common stock, based on the exchange ratio of 1.7 shares of the Company's Common Stock for each outstanding share of NEG-OK Common Stock and the number of shares of NEG-OK Common Stock outstanding at the effective time of the Merger.

    The cost of acquiring NEG-OK was approximately $69.4 million, consisting of the following (in thousands):

Fair value of 21.1 million shares of the Company's Common Stock issued.........................     $63,404
Cost of 105,740 shares of NEG-OK common stock owned by the   Company...........................         288
NEG-OK stock options and warrants assumed......................................................         340
Estimated fair value of 122,324 shares of the Company's Common Stock and 800,000
   warrants issued for services provided by investment advisors................................       1,322
Other investment advisor, legal and accounting professional fees and other Merger
   related costs...............................................................................       4,009
                                                                                                    -------
                                                                                                    $69,393
                                                                                                    =======

    The fair value of the securities issued in connection with the Merger has been calculated using the price of the Company's Common Stock at the time the Merger was announced to the public of $3.00 per share.

    The accompanying Pro Forma Combined Condensed Statements of Operations reflect the following adjustments for the Merger:

        (1) To conform NEG-OK's method of accounting for natural gas imbalances with the method utilized by the Company.

        (2) To adjust depletion, depreciation, and amortization to reflect the Company's purchase price allocated to property and equipment using the unit of production method utilized by the Company.

        (3) To adjust interest expense and amortization of loan origination costs to reflect $65.0 million of initial borrowings under the Credit Facility and repayment of $67.1 million of certain indebtedness of the Company and NEG-OK. The calculation of interest expense assumes repayment of the initial borrowings beginning in January 1996 in accordance with the terms of the Credit Facility. The interest on borrowings under the Credit Facility was computed using the applicable bank base rate in effect during the periods presented. An increase of .125% in the assumed interest rate would increase pro forma interest expense by $78,000 and $35,000 for the year ended December 31, 1996 and the nine months ended September 30, 1996, respectively.

        (4) To eliminate the writedown of oil and gas properties resulting from the Merger and the income tax effect related thereto. Under the full cost method of accounting, the carrying value of oil and gas properties (net of related deferred taxes) is generally not permitted to exceed the sum of the present value (10% discount rate) of estimated future net cash flows, after tax, from proved reserves, based on current prices and costs, plus the lower of cost or estimated fair value of unproved properties (the "cost center ceiling"). Based upon the combined cost center ceiling at August 29, 1996 and the preliminary allocation of the Company's purchase price, the purchase price allocated to oil and gas properties was in excess of the cost center ceiling using oil and natural gas prices being received by the Company and NEG-OK in August 1996 of $20.75 per Bbl and $2.21 per Mcf. The amount of such excess ($28.3 million, net of $15.2 million of income tax benefit) was charged to expense in the third quarter of 1996. See Note 2 of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

        (5) To adjust the provision for income taxes for the change in financial taxable income as a result of entries (1), (2) and (3).

        (6) To reflect the issuance of 100,000 shares of the Company's Series D Preferred Stock and 50,000 shares of the Company's Series E Preferred Stock and the incremental effect of the issuance of shares of the Company's Common Stock pursuant to the Merger, including 122,324 shares issued for services provided by investment advisors.

NOTE B -- PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF THE SOUTH LAKE BOEUF PROPERTIES (THE "LAKE BOEUF ACQUISITION")

    In September 1996, the Company completed the Lake Boeuf Acquisition, in which the Company acquired 87.5% of the working interests in two wells and certain proved undeveloped reserves in LaFourche Parish, Louisiana. The purchase price consisted of $1.5 million in cash and 1,758,460 shares of the Company's Common Stock. The accompanying Pro Forma Combined Condensed Statements of Operations have been prepared as if the Lake Boeuf Acquisition had been consummated on January 1, 1996 and reflects the following adjustment:

        (7) To reflect the issuance of 1,758,460 shares of the Company's Common Stock in the Lake Boeuf Acquisition. The historical results of the one producing well were not significant and are excluded from the pro forma results of operations.

         (8) Pro forma net income (loss) per common share information was computed by dividing net income (loss), adjusted for preferred stock dividend requirements of $945,000 for the year ended December 31, 1996 and $709,000 for the nine months ended September 30, 1996 by the pro forma weighted average common and common equivalent shares outstanding. Shares issuable upon exercise of options and warrants and upon the conversion of preferred stock are included in the computations of pro forma income per common and common equivalent share if the effect is dilutive.

NOTE C -- PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

    The following is a summary of the pro forma combined quantities of proved reserves prepared by combining the historical information of the Company and NEG-OK, derived from estimates prepared by the Company's and NEG-OK's respective independent engineers, adjusted for the Lake Boeuf Acquisition, and conforming NEG-OK's method of accounting for natural gas imbalances to the method utilized by the Company.

                                                      OIL          GAS
                                                     (MBBL)       (MMCF)
                                                    -------      --------
                                                        (IN THOUSANDS)
December 31, 1995 ............................       7,965        135,265
  Purchases of reserves in place .............         500          2,000
  Sales of minerals in place .................         (30)          (634)
  Extensions, discoveries, and other additions          37            371
  Revisions of previous estimates ............         937          2,673
  Production .................................        (606)       (10,805)
                                                    ------       --------
December 31, 1996 ............................       8,803        128,870
                                                    ======       ========
Proved developed reserves:
  December 31, 1995 ..........................       3,257         78,649
  December 31, 1996 ..........................       4,383         77,497

    The following is a table summarizing principal sources of changes in the pro forma combined standardized measure of discounted net cash flows related to the proved crude oil and natural gas reserves of the Company, NEG-OK and those acquired in the Lake Boeuf Acquisition. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using crude oil and natural gas prices as of the end of each period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future. Estimated future income tax expenses were calculated by applying future statutory tax rates (based on the current tax law adjusted for permanent differences and tax credits) to the estimated future pretax net cash flows related to proved crude oil and natural gas reserves, less the tax basis of the properties involved.

    The Company cautions against using this data to determine the fair value of its crude oil and natural gas properties. To obtain the best estimate of fair value of the crude oil and natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                       1996
                                                                                  --------------
                                                                                  (in thousands)

Balance at beginning of year.................................................         $128,763
Sales and transfers of oil and gas produced, net of production costs.........          (28,441)
Net changes in prices and production cost....................................          137,674
Purchases of reserves in place...............................................            4,000
Extensions and discoveries, less related costs...............................              850
Revisions of previous quantity estimates.....................................           16,576
Sales of reserves in place...................................................             (450)
Accretion of discount........................................................           15,185
Previously estimated development costs incurred during the year and change
   future development costs..................................................            4,885
Net change in income taxes...................................................          (41,299)
Change in production rates and other.........................................           (7,963)
                                                                                   -----------
Net change...................................................................          101,017
                                                                                     ---------
Balance at end of year.......................................................         $229,780
                                                                                      ========

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NATIONAL ENERGY GROUP, INC.



                                  By:    /s/ MILES D. BENDER
                                         --------------------------------------
                                         Miles D. Bender
                                         President and Chief Executive Officer

Date:    November 24, 1997